Exhibit 99.1

Gannett Announces Appointment of Independent Director

MCLEAN, VA — February 16, 2021 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today announced the appointment of Vinayak Hegde as an independent director to the Company’s Board of Directors (the “Board”), effective February 15, 2021.

“We are excited to welcome Vinayak to our Board,” said Michael Reed, Chairman and Chief Executive Officer of Gannett. “He brings significant digital and operational experience to our Board, which will be highly valuable to both our management team and strategy goals. We look forward to having his diverse perspectives as we continue on our transformation journey.”

Mr. Hegde is currently the President and Chief Operating Officer at Blink Health, where he is responsible for leveraging their unique technology to remove all friction points so that patients fill their prescriptions and stay on therapy. He is responsible for commercialization, product, engineering, sales, account management, revenue management and operations. Prior to his current role, he served as the Chief Marketing Officer of Airbnb Homes. He was responsible for the growth and marketing of their global business, which grew to $4.8 billion in revenue and over $38 billion in bookings during his tenure. Previously, he served as Global Chief Marketing Officer at Groupon where he managed marketing, national sales and revenue management. He launched their brand campaigns and growth strategy, which grew to service over 50 million customers worldwide with over 160 million Groupon app downloads. He led Groupon’s acquisition of LivingSocial.com, an online marketplace for users to buy and share things to do in their city, serving as President after the transaction. Prior to Groupon, he spent over twelve years at Amazon, serving as General Manager for Amazon Smile, Amazon Goldbox, the CRM program and all social media channels. Additionally, he led product and engineering for Amazon’s traffic and marketing organization. Mr. Hegde graduated with a Bachelor of Engineering degree from National Institute of Technology, Karnataka, India.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to the communities in our network and helping them build relationships with their local businesses. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Its portfolio includes the USA TODAY, local media organizations in 46 states in the U.S. and Guam, and Newsquest, a wholly owned subsidiary with over 140 local media brands operating in the United Kingdom. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc. and runs the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures, formerly GateHouse Live. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to execute our operational and integration plans, and our strategy and expectations. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Ashley Higgins	Stephanie Tackach
Investor Relations	Director, Public Relations
212-479-3160	212-715-5490
investors@gannett.com	stackach@gannett.com

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